EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Utah Medical Products, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-273261, 333-19937  (on Form S-8) of Utah Medical Products, Inc. of our audit reports dated 26 March 2026, on the financial statements of Femcare Group Limited, which reports appear in this annual report on Form 10-K of Utah Medical Products, Inc. for the years ended 31 December 2025 and 2024.

Nortons Assurance Limited

Statutory Auditor

Reading

United Kingdom

27 March 2026